CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


September 13, 2000

I hereby consent to the use in the Form SB-2 Registration Statement, of DotCom Visions, Inc. formerly Ace Legal Courier Services, Inc. for the period from May 7th, 1998 (inception) to December 31st, 1998, for the company Ace Legal Courier Services dated January 28th, 1999. I also consent to the reference to my name under the caption "Experts" in the registration statement.

                                             Barry L. Friedman
                                             Certified Public Accountant